Exhibit 99.1

Central European Distribution Corporation Announces Full Year and Fourth Quarter 2010 Results and 2011 Full Year Guidance

Mount Laurel, New Jersey, March 1, 2011: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the fiscal year 2010. Net Sales for the twelve months ended December 31, 2010 were $711.5 million as compared to $689.4 million reported for the same period in 2009 and net sales for the fourth quarter of 2010 was $228.4 million as compared to $255.2 million for the same period in 2009.

CEDC announced a net loss from continuing operations on a U.S. GAAP basis (as hereinafter defined) for the year of $92.9 million or $1.32 per fully diluted share, as compared to net profit of $72.7 million or $1.35 per fully diluted share, for the same period in 2009. On a comparable basis, CEDC announced net income from continuing operations of $38.7 million, or $0.55 per fully diluted share, for the full year 2010, as compared to $118.9 million, or $2.20 per fully diluted share, for the same period in 2009. The number of fully diluted shares used in computing the full year earnings per share was 70.3 million for 2010 and 54.0 million for 2009.

The net loss from continuing operations on a U.S. GAAP basis for the 4th quarter of 2010 was $103.2 million or $1.46 per fully diluted share, as compared to net loss of $95.3 million or $1.51 per fully diluted share, for the same period in 2009. On a comparable basis, CEDC announced net income of $12.2 million, or $0.17 per fully diluted share, for the 4th quarter 2010, as compared to $70.6 million, or $1.12 per fully diluted share, for the same period in 2009.

The Company also announced its full year 2011 net sales guidance of $880-$1,080 million and its full year comparable fully-diluted earnings per share guidance of $1.05-$1.25. This guidance includes the impact from the consolidation of the Whitehall Group from the acquisition of the remaining stake on February 7th, 2011. The guidance also includes exchange rate assumptions based upon recent market rates. The number of fully diluted shares used in computing the full year 2011 guidance is approximately 71.5 million.

For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO, commented, “We faced a number of key challenges and strategic decisions in our core markets during the fourth quarter. In Poland we had our biggest new product launch ever with Zubrowka Biala, which was tremendous success and continues to be, however at the expense of bottom line profitability during the fourth quarter. We also took the decision to invest more behind our core vodka brands later in the quarter to start to reverse a two year slide of market share. We have been very encouraged by seeing our market share gain from 20.2% in November 2010 to 25.2% in January 2011. In Russia, we faced a production issue in November that halted a significant portion of our production needs for approximately two weeks during our peak selling period. We were very encouraged that we were able to make up a large part of this lost revenue in December, but which came at the expense of gross margin and added logistics and over-time costs, that substantially reduced the profitability of the quarter.”

William Carey, President and CEO, continued, “Although we are coming off of a disappointing 2010, which included a number of unplanned events that have had a substantial effect on our overall profitability for 2010, we are encouraged to see that our market shares in our core markets are increasing, especially in Poland.” CEDC’s Form 10K for the 2010 fiscal year, filed this morning, describes its results in more detail. Mr. Carey continued, “We have taken a hard look in late November 2010 at our current market position in our core markets, and we believe that strong top line growth will require increased investments behind our core brands which have been factored into our 2011 guidance. We realize that this added investment has an effect on our overall profit margin percentage in the short term, but believe that long term brand equity and top line growth is paramount to our overall business model. Our business model is built on strong production and sales assets that have ample capacity to generate more volume through a fixed cost infrastructure, thereby adding substantial operating leverage.”

William Carey, President and CEO, continued, “Our additional investment in December 2010 in Poland generated an increase of market share of approximately two percentage points from 20.2% to 22.2% which increased further in January 2011 to 25.2%. This market share increase, in large part, has come from the November 2010 launch of Zubrowka Biala, which outpaced our expectations and held a 3.6% market share in January 2011. In Russia, even with our production issues in November 2010, we still achieved an 8% volume increase for the fourth quarter 2010 and grew market share in a flat market, in part attributable to the additional brand investments made in December 2010.”

William Carey, President and CEO, continued “Our overall operating cost base including cost of goods sold, for our business in our core markets are relatively stable with the exception of higher spirit pricing which has come from the global increase in grain pricing. The financial impact from this higher spirit pricing, not only impacted the end of year 2010 cost of goods sold, but also has been factored into our 2011 guidance, based upon current spirit market rates. These current spirit prices are approximately 35% higher than the average spirit price in 2010, which represents an approximate $15 million incremental cost for 2011 as compared to 2010.”

CEDC has reported net income, fully diluted net income per share and operating profit in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income and comparable operating profit. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales and earnings guidance, expected profit margins, exchange rates and expectations as to future expenses and costs of goods sold including spirit prices. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise. Investors are referred CEDC’s Form 10-K for the fiscal year ended December 31, 2010 to be filed substantially concurrently herewith, and to the full discussion therein of risks and uncertainties (including statements made under the captions “Item 1A. Risks Relating to Our Business”), forward looking statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein and similar information in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Kinga Szkutnik

Practum Consulting

tel. 011 48 609 88 44 80

Joanna Milewska

Practum Consulting

tel. 011 48 605 866 16

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED BALANCE SHEET

Amounts in columns expressed in thousands

(except share and per share information)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$122,324	$126,439
Restricted cash	0	481,419
Accounts receivable, net of allowance for doubtful accounts of $20,357 and $10,066 respectively	478,379	475,126
Inventories	93,678	92,216
Prepaid expenses and other current assets	35,202	33,302
Loans granted	0	1,608
Loans granted to affiliates	0	7,635
Deferred income taxes	80,956	82,609
Debt issuance costs	2,739	7,078
Current assets of discontinued operations	0	267,561

Total Current Assets	813,278	1,574,993

Intangible assets, net	627,342	773,222
Goodwill, net	1,450,273	1,484,072
Property, plant and equipment, net	201,477	215,916
Deferred income taxes	44,028	27,123
Equity method investment in affiliates	243,128	244,504
Debt issuance costs	16,656	17,492
Non-current assets of discontinued operations	0	101,778

Total Non-Current Assets	2,582,904	2,864,107

Total Assets	$3,396,182	$4,439,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$114,958	$113,006
Bank loans and overdraft facilities	45,359	81,053
Income taxes payable	5,102	3,827
Taxes other than income taxes	182,232	208,784
Other accrued liabilities	55,070	91,435
Short-term obligations under Senior Notes	0	363,688
Current portions of obligations under capital leases	758	481
Deferred consideration	5,000	160,880
Current liabilities of discontinued operations	0	194,761

Total Current Liabilities	408,479	1,217,915

Long-term debt, less current maturities	0	106,043
Long-term obligations under capital leases	1,175	480
Long-term obligations under Senior Notes	1,250,758	1,225,292
Long-term accruals	2,572	3,214
Deferred income taxes	168,527	198,174
Non-current liabilities of discontinued operations	0	2,820

Total Long Term Liabilities	1,423,032	1,536,023

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 70,752,670 and 69,411,845 shares issued at December 31, 2010 and December 31, 2009, respectively)	708	694
Additional paid-in-capital	1,343,639	1,296,391
Retained earnings	160,250	264,917
Accumulated other comprehensive income of continuing operations	60,224	82,994
Accumulated other comprehensive income of discontinued operations	0	40,316
Less Treasury Stock at cost (246,037 shares at December 31, 2010 and December 31, 2009, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,564,671	1,685,162

Noncontrolling interests in subsidiaries	0	0

Total Equity	1,564,671	1,685,162

Total Liabilities and Stockholders’ Equity	$3,396,182	$4,439,100

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in columns expressed in thousands

(except per share information)

	Year ended December 31,
	2010	2009	2008

Sales	$1,573,702	$1,532,352	$1,289,963
Excise taxes	(862,165)	(842,938)	(718,721)
Net sales	711,537	689,414	571,242
Cost of goods sold	383,671	340,482	321,274

Gross profit	327,866	348,932	249,968

Operating expenses	219,609	144,158	114,607
Impairment charges	131,849	20,309	0

Operating income / (loss)	(23,592)	184,465	135,361

Non operating income / (expense), net
Interest expense, net	(104,866)	(73,468)	(47,810)
Other financial income / (expense), net	6,773	25,193	(123,801)
Amortization of deferred charges	0	(38,501)	0
Other non operating expenses, net	(13,572)	(934)	(488)

Income/(loss) before taxes, equity in net income from unconsolidated investments	(135,257)	96,755	(36,738)

Income tax benefit/(expense)	28,114	(18,495)	(1,382)
Equity in net earnings/(losses) of affiliates	14,254	(5,583)	1,168

Income / (loss) from continuing operations	(92,889)	72,677	(36,952)

Discontinued operations
Income / (loss) from operations of distribution business	(11,815)	9,410	27,203
Income tax benefit / (expense)	37	(1,050)	(5,169)

Income / (loss) on discontinued operations	(11,778)	8,360	22,034

Net income / (loss)	(104,667)	81,037	(14,918)

Less: Net income attributable to noncontrolling interests in subsidiaries	0	2,708	3,680

Net income / (loss) attributable to CEDC	($104,667)	$78,329	($18,598)

Income / (loss) from continuing operations per share of common stock, basic	($1.32)	$1.35	($0.84)
Income / (loss) from discontinued operations per share of common stock, basic	($0.17)	$0.16	$0.50

Net income / (loss) from operations per share of common stock, basic	($1.49)	$1.51	($0.34)

Income / (loss) from continuing operations per share of common stock, diluted	($1.32)	$1.35	($0.84)
Income / (loss) from discontinued operations per share of common stock, diluted	($0.17)	$0.15	$0.49

Net income / (loss) from operations per share of common stock, diluted	($1.49)	$1.50	($0.34)

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Twelve months ended December 31,
	2010	2009	2008
Cash flows from operating activities of continuing operations
Net income / (loss)	($104,667)	$81,037	($14,918)
Adjustments to reconcile net income / (loss) to net cash provided by / (used in) operating activities:
Net (income) / loss from discontinued operations	11,778	(8,360)	(22,034)
Depreciation and amortization	16,947	11,274	9,929
Deferred income taxes	(41,591)	(34,941)	(19,285)
Unrealized foreign exchange (gains) / losses	(2,911)	(38,760)	133,528
Cost of debt extinguishment	14,114	0	1,156
Stock options fair value expense	3,206	3,782	3,850
Dividends received	10,859	10,868	0
Hedge fair value revaluation	0	9,160	0
Equity (income)/loss in affiliates	(14,254)	5,583	(1,168)
Gain on fair value remeasurement of previously held equity interest	0	(32,727)	0
Impairment charge	131,849	20,309	0
Amortization of deferred charges	0	38,501	0
Other non cash items	21,970	(1,175)	2,025
Changes in operating assets and liabilities:
Accounts receivable	(19,812)	(21,433)	(84,480)
Inventories	(5,828)	35,590	8,745
Prepayments and other current assets	518	27,906	13,864
Trade accounts payable	5,243	(92,552)	27,952
Other accrued liabilities and payables	(56,807)	75,690	38,506

Net cash provided by / (used in) operating activities from continuing operations	(29,386)	89,752	97,670

Cash flows from investing activities of continuing operations
Investment in fixed assets	(6,194)	(16,080)	(19,652)
Proceeds from the disposal of fixed assets	0	3,874	2,325
Investment in trademarks	(6,000)	0	0
Changes in restricted cash	481,419	(481,419)	0
Purchase of financial assets	0	0	(103,500)
Disposal of subsidiaries	124,160	0	0
Acquisitions of subsidiaries, net of cash acquired	(135,964)	(573,504)	(548,799)

Net cash provided by / (used in) investing activities from continuing operations	457,421	(1,067,129)	(669,626)

Cash flows from financing activities of continuing operations
Borrowings on bank loans and overdraft facility	63,853	5,810	94,845
Borrowings on long-term bank loans	0	0	35,617
Payment of bank loans, overdraft facility and other borrowings	(174,251)	(112,084)	(23,131)
Payment of long-term borrowings	(19,098)	(265,517)	0
Net borrowings of Senior Secured Notes	67,561	929,569	0
Payment of Senior Secured Notes	(367,954)	0	(26,996)
Repayment of obligation to former shareholders	0	(28,814)	0
Hedge closure	0	(14,417)	0
Decrease in short term capital leases payable	0	(535)	(772)
Increase in short term capital leases payable	976	0	1,216
Issuance of shares in public placement	0	490,974	233,845
Transactions with equity holders	7,500	(7,876)	0
Net borrowings on Convertible Senior Notes	0	0	304,403
Options exercised	3,550	854	1,899

Net cash provided by / (used in) financing activities from continuing operations	(417,863)	997,964	620,926

Cash flows from discontinued operations
Net cash provided by / (used in) operating activities of discontinued operations	2,806	19,527	(655)
Net cash (used in) investing activities of discontinued operations	(330)	(2,596)	(2,920)
Net cash provided by / (used in) financing activities of discontinued operations	100	(11,656)	(8,032)

Net cash provided by/(used in) discontinued operations	2,576	5,275	(11,607)

Adjustment to reconcile the change in cash balances of discontinued operations	(2,576)	(5,275)	11,607
Currency effect on brought forward cash balances	(14,287)	21,213	(34,564)
Net increase / (decrease) in cash	(4,115)	41,800	14,406
Cash and cash equivalents at beginning of period	126,439	84,639	70,233

Cash and cash equivalents at end of period	$122,324	$126,439	$84,639

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$41,344	$81,197	$134,631

Supplemental disclosures of cash flow information
Interest paid	$111,535	$68,865	$52,734
Income tax paid	$29,544	$16,270	$33,865

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

FULL YEAR 2010 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	G	H	I	Comparable
	Q4-10 PTD	FX	APB 14	Acquisition related costs and FV adjustments	Disposal costs	Restructuring Costs	Cost associated with debt refinancing	WHG Adjustments	Change in provisioning method	Other Adjustments	Q4-10 PTD
Sales	$1,573,702	0	0	0	0	0	0	0	0	0	$1,573,702
Excise taxes	(862,165)	0	0	0	0	0	0	0	0	0	(862,165)
Net Sales	711,537	0	0	0	0	0	0	0	0	0	711,537
Cost of goods sold	383,671	0	0	0	0	0	0	0	0	0	383,671

Gross Profit	327,866	0	0	0	0	0	0	0	0	0	327,866

	46.08%										46.08%
Operating expenses	219,609	0	0	(500)	0	(10,969)	0	(1,050)	(7,111)	0	199,979
Impairment charge	131,849	0	0	(131,849)	0	0	0	0	0	0	0

Operating Income / (loss)	(23,592)	0	0	132,349	0	10,969	0	1,050	7,111	0	127,887

	-3.32%										17.97%
Non operating income / (expense), net
Interest income / (expense), net	(104,866)	0	4,097	0	0	0	0	0	0	0	(100,769)
Other financial income / (expense), net	6,773	(5,871)	0	0	0	0	0	0	0	0	902
Other non operating income / (expense), net	(13,572)	0	0	0	2,000	825	17,990	0	0	(7,642)	(399)

Income / (loss) before taxes, equity in net income from unconsolidated investments	(135,257)	(5,871)	4,097	132,349	2,000	11,794	17,990	1,050	7,111	(7,642)	27,621

Income tax benefit / (expense)	28,114	1,123	(1,434)	(26,470)	(380)	(2,254)	(3,418)	(210)	(1,351)	1,452	(4,828)
Equity in net earnings of affiliates	14,254	692	0	0	0	0	0	985	0	0	15,931

Income / (loss) from continuing operations	(92,889)	(4,056)	2,663	105,879	1,620	9,540	14,572	1,825	5,760	(6,190)	38,724

Discontinued operations
Income / (loss) from operations of distribution business	(11,815)	0	0	0	0	0	0	0	0	0	(11,815)
Income tax benefit	37	0	0	0	0	0	0	0	0	0	37

Loss on discontinued operations	(11,778)										(11,778)

Net income / (loss)	($104,667)	($4,056)	$2,663	$105,879	$1,620	$9,540	$14,572	$1,825	$5,760	($6,190)	$26,946

Income / (loss) from continuing operations per share of common stock, basic	($1.32)										$0.55

Income / (loss) from discontinued operations per share of common stock, basic	($0.17)										($0.17)

Net income / (loss) from operations per share of common stock, basic	($1.49)										$0.38

Income / (loss) from continuing operations per share of common stock, diluted	($1.32)										$0.55

Income / (loss) from discontinued operations per share of common stock, diluted	($0.17)										($0.17)

Net income / (loss) from operations per share of common stock, diluted	($1.49)										$0.38

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents the non-cash impairment charge taken on certain trademarks in Poland, primarily Absolwent and Bols of $131.8 million. The column also includes $500,000 of legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company.
D.	Represents cost associated with the disposal of the Polish distribution business.
E.	Represents restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
F.	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
G.	Represents legal costs associated with the negotiations of the buyout and of the remaining stake in the Whitehall Group and associated change in control, which was completed in February 2011 as well as certain cost of prior Whitehall Group management that will be eliminated upon the change of control.
H.	During the fourth quarter of 2010, the Company elected to modify its existing bad debt provisioning policy, primarily in Russia, to take a more conservative view of certain receivables and as such took a non-cash charge of $7.1 million to reflect the changes.
I.	This adjustment eliminates the dividend income receive from its Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010.

4TH QUARTER 2010 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	G	Comparable
	Q4-10	FX	APB 14	Acquisition related costs and FV adjustments	Disposal costs	Restructuring Costs	WHG Adjustments	Change in provisioning method	Q4-10

Sales	$515,442	$0	$0	$0	$0	$0	$0	$0	$515,442
Excise taxes	(287,068)	0	0	0	0	0	0	0	(287,068)
Net Sales	228,374	0	0	0	0	0	0	0	228,374
Cost of goods sold	140,430	0	0	0	0	0	0	0	140,430

Gross Profit	87,944	0	0	0	0	0	0	0	87,944

	38.51%								38.51%
Operating expenses	75,240	0	0	0	0	(3,210)	(1,050)	(7,111)	63,869
Impairment charge	131,849	0	0	(131,849)	0	0	0	0	0

Operating Income / (loss)	(119,145)	0	0	131,849	0	3,210	1,050	7,111	24,075

	-52.17%								10.54%
Non operating income / (expense), net
Interest income / (expense), net	(26,594)	0	1,041	0	0	0	0	0	(25,553)
Other financial income / (expense), net	1,786	(1,786)	0	0	0	0	0	0	0
Other non operating expense, net	(1,729)	0	0	0	2,000	0	0	0	271

Income / (loss) before taxes, equity in net income from unconsolidated investments	(145,682)	(1,786)	1,041	131,849	2,000	3,210	1,050	7,111	(1,207)

Income tax benefit / (expense)	30,389	352	(364)	(26,370)	(380)	(610)	(210)	(1,351)	1,456
Equity in net earnings of affiliates	12,091	(1,140)	0	0	0	0	985	0	11,936

Net income / (loss) from continuing operations	($103,202)	($2,574)	$677	$105,479	$1,620	$2,600	$1,825	$5,760	$12,185

Discontinued operations
Income from operations of distribution business	0	0	0	0	0	0	0	0	0
Income tax expense	0	0	0	0	0	0	0	0	0

Income on discontinued operations	$0	$0	$0	$0	$0	$0	$0	$0	$0
Net income /(loss)	($103,202)	($2,574)	$677	$105,479	$1,620	$2,600	$1,825	$5,760	$12,185

Income / (loss) from continuing operations per share of common stock, basic	($1.46)								$0.17

Income from discontinued operations per share of common stock, basic	$0.00								$0.00

Net income / (loss) from operations per share of common stock, basic	($1.46)								$0.17

Income / (loss) from continuing operations per share of common stock, diluted	($1.46)								$0.17

Income from discontinued operations per share of common stock, diluted	$0.00								$0.00

Net income / (loss) from operations per share of common stock, diluted	($1.46)								$0.17

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents the non-cash impairment charge taken on certain trademarks in Poland, primarily Absolwent and Bols of $131.8 million.
D.	Represents cost associated with the disposal of the Polish distribution business
E.	Represents restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
F.	Represents legal costs associated with the negotiations of the buyout and of the remaining stake in the Whitehall Group and associated change in control, which was completed in February 2011 as well as certain cost of prior Whitehall Group management that will be eliminated upon the change of control.
G.

During the fourth quarter of 2010, the Company elected to modify its existing bad debt provisioning policy, primarily in Russia, to take a more conservative view an certain receivables and as such took a non-cash charge of $7.1 million to reflect the changes.

FULL YEAR 2009 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	Comparable
	Q4-09 PTD	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Other Adjustments	Q4-09 PTD
Sales	$1,532,352	0	0	0	0	0	$1,532,352
Excise taxes	(842,938)	0	0	0	0	0	(842,938)
Net Sales	689,414	0	0	0	0	0	689,414
Cost of goods sold	340,482	0	0	0	0	(3,000)	337,482

Gross Profit	348,932	0	0	0	0	3,000	351,932

	49.04%						49.46%
Operating expenses	144,158	0	0	16,577	0	0	160,735
Impairment charge	20,309	0	0	(20,309)	0	0	0

Operating Income	184,465	0	0	3,732	0	3,000	191,197

	25.92%						26.87%

Non operating income / (expense), net
Interest income / (expense), net	(73,468)	0	3,916	0	0	7,400	(62,152)
Other financial income / (expense), net	25,193	(41,406)	0	0	0	16,895	682
Amortization of deferred charges	(38,501)	0	0	0	38,501	0	0
Other non operating income / (expense), net	(934)	0	0	0	0	0	(934)

Income / (loss) before taxes, equity in net income from unconsolidated investments	96,755	(41,406)	3,916	3,732	38,501	27,295	128,793

Income tax benefit / (expense)	(18,495)	7,867	(1,371)	(709)	(7,314)	(5,187)	(25,209)
Equity in net earnings of affiliates	(5,583)	20,899	0	0	0	0	15,316

Income / (loss) from continuing operations	$72,677	($12,640)	$2,545	$3,023	$31,187	$22,108	$118,900

Discontinued operations
Income from operations of distribution business	9,410	3,458	0	0	0	0	12,868
Income tax (expense)	(1,050)	0	0	0	0	0	(1,050)

Income / (loss) on discontinued operations	$8,360	$3,458	$0	$0	$0	$0	$11,818

Net income /(loss)	$81,037	($9,182)	$2,545	$3,023	$31,187	$22,108	$130,718

Less: Net income attributable to noncontrolling interests in subsidiaries	2,708	(13,301)	0	0	13,398	0	2,805
Net income /(loss) attributable to CEDC	$78,329	$4,119	$2,545	$3,023	$17,789	$22,108	$127,913

Income from continuing operations per share of common stock, basic	$1.35						$2.21

Income from discontinued operations per share of common stock, basic	$0.16						$0.22

Net income from operations per share of common stock, basic	$1.51						$2.43

Income from continuing operations per share of common stock, diluted	$1.35						$2.20

Income from discontinued operations per share of common stock, diluted	$0.15						$0.22

Net income from operations per share of common stock, diluted	$1.50						$2.42

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one off expenses related to acquisitions and other non cash charges. The expenses primarily consisting of a $225.6 gain on the re-measurement of previously held equity interest in the Russian Alcohol Group, which was partially offset by a $162.0 charge related to non-amortized discount of deferred consideration resulting from the accelerated buyout of Lion’s interest in the Russian Alcohol Group. Also included in the adjustment is an impairment charge taken in the second quarter of 2009 of $20.0 million, legal and professional costs of $19.6 million and various other purchase price fair value adjustments.
D.	The Company had recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment (a) eliminates the non-cash amortization (b) increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 58% of RAG without amortization of the deferred payments to Lion and (c) adjusts the fully diluted shares to reduce by shares not yet issued to Lion Capital but will be issued in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG. As of December 2009, the Company acquired 100% of Russian Alcohol and therefore these adjustments will not impact future periods.
E.	The amount of $3.0 million represents the expense related to the step up of the inventory valuation of the Russian Alcohol Group at the time of acquisition. This column represents also costs associated with the refinancing of debt completed in December 2009, including $16.9 of costs associated with the closing of the Russian credit facilities including the write-off of the capitalized financing costs and $7.4 million of double interest as both the new and old facilities were in place during December 2009.

4TH QUARTER 2009 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	Comparable
	Q4-09	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Other Adjustments	Q4-09
Sales	$557,550	$0	$0	$0	$0	$0	$557,550
Excise taxes	(302,342)	0	0	0	0	0	(302,342)
Net Sales	255,208	0	0	0	0	0	255,208
Cost of goods sold	126,027	0	0	0	0	(3,000)	123,027

Gross Profit	129,181	0	0	0	0	3,000	132,181

	50.62%						51.79%
Operating expenses	226,740	0	0	(191,992)	0	0	34,748

Operating Income	(97,559)	0	0	191,992	0	3,000	97,433

	-38.23%						38.18%
Non operating income / (expense), net
Interest income / (expense), net	(26,912)	0	984	0	0	7,400	(18,528)
Other financial income / (expense), net	(3,828)	(13,067)	0	0	0	16,895	0
Amortization of deferred charges	(11,078)	0	0	0	11,078	0	0
Other non operating income, net	9,864	0	0	(9,051)	0	0	813

Income / (loss) before taxes, equity in net income from unconsolidated investments	(129,513)	(13,067)	984	182,941	11,078	27,295	79,718

Income tax benefit / (expense)	26,332	2,715	(502)	(43,221)	(2,131)	(133)	(16,940)
Equity in net earnings of affiliates	7,836	0	0	0	0	0	7,836

Net income / (loss) from continuing operations	($95,345)	($10,352)	$482	$139,720	$8,947	$27,162	$70,614

Discontinued operations
Income from operations of distribution business	939	1,386	0	0	0	0	2,325
Income tax benefit	47	0	0	0	0	0	47

Income / (loss) on discontinued operations	$986	$1,386	$0	$0	$0	$0	$2,372

Net income /(loss)	($94,359)	($8,966)	$482	$139,720	$8,947	$27,162	$72,986

Less: Net income attributable to noncontrolling interests in subsidiaries	523	0	0	0	0	0	523

Net income /(loss) attributable to CEDC	($94,882)	($8,966)	$482	$139,720	$8,947	$27,162	$72,463

Income / (loss) from continuing operations per share of common stock, basic	($1.51)						$1.13

Income from discontinued operations per share of common stock, basic	$0.02						$0.04

Net income / (loss) from operations per share of common stock, basic	($1.52)						$1.17

Income / (loss) from continuing operations per share of common stock, diluted	($1.51)						$1.12

Income / (loss) from discontinued operations per share of common stock, diluted	$0.01						$0.04

Net income / (loss) from operations per share of common stock, diluted	($1.52)						$1.16

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one off non-cash items including in operating profit, primarily related to the account treatment for the Russian Alcohol acquisition. Includes a $162 charge related to non-amortized discount of deferred consideration resulting from the accelerated buyout of Lion’s interest in the Russian Alcohol Group, legal and professional costs associated with the transaction and various purchase price fair value adjustments. Approximately $9.0 million of acquisition related expenses have been reclassified from other non-operating expense to operating expenses.
D.	The Company had recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment (a) eliminates the non-cash amortization (b) increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 58% of RAG without amortization of the deferred payments to Lion and (c) adjusts the fully diluted shares to reduce by shares not yet issued to Lion Capital but will be issued in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG. As of December 2009, the Company acquired 100% of Russian Alcohol and therefore these adjustments will not impact future periods.
E.	The amount of $3.0 million represents the expense related to the step up of the inventory valuation of the Russian Alcohol Group at the time of acquisition. This column represents also costs associated with the refinancing of debt completed in December 2009, including $16.9 of costs associated with the closing of the Russian credit facilities including the write-off of the capitalized financing costs and $7.4 million of double interest as both the new and old facilities were in place during December 2009.

Full Year 2011 Comparable EPS RECONCILIATION

Full Year Guidance, 12 Months Ending December 31,	2011
Range for GAAP Fully Diluted Earnings per Share	$1.01
$1.21

A. Impact of adoption of ABP14	$0.04

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$1.05
$1.25

A.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.